UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2009

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Interpublic Group of Companies, Inc. (the “Company”) entered into the following agreements:

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Seventh Supplemental Indenture, dated as of June 15, 2009, between the Company and U.S. Bank National Association, as trustee, attached hereto as Exhibit 4.1 (the “Seventh Supplemental Indenture”), to the Senior Debt Indenture, dated as of November 12, 2004, between the Company and SunTrust Bank (to the interest of which as indenture trustee U.S. Bank National Association has succeeded) (the “Senior Debt Indenture”), with respect to the issuance of $600 million aggregate principal amount of 10.0% Senior Notes Due 2017 (the “Notes”); and

•

Registration Rights Agreement, dated as of June 15, 2009, among the Company and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several initial purchasers, attached hereto as Exhibit 10.1 (the “Registration Rights Agreement”), relating to the Notes.

The disclosure under Item 2.03 of this report with respect to the entry into the above agreements is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation.

On June 15, 2009, the Company issued $600 million aggregate principal amount of Notes in a private placement pursuant to the Senior Debt Indenture, as amended and supplemented by the Seventh Supplemental Indenture. The Notes will mature on July 15, 2017. The Notes will pay interest at a rate of 10.0% per annum, payable semi-annually in arrears, commencing on January 15, 2010. Holders of the Notes will be entitled to the payment of additional interest under certain circumstances set forth in the Registration Rights Agreement as described below.

The Notes are unsecured and unsubordinated obligations of the Company and rank pari passu with all other unsecured and unsubordinated obligations of the Company and effectively junior to all secured obligations of the Company to the extent of the secured creditors’ security in the Company’s assets. The Notes are not guaranteed and are not subject to any sinking fund. The Notes are structurally subordinated to the rights of creditors of the Company’s subsidiaries.

Prior to July 15, 2013, the Company may redeem the Notes at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium, together with accrued and unpaid interest. On or after July 15, 2013, the Company may redeem the Notes at the redemption prices set forth in the Seventh Supplemental Indenture. In addition, on or prior to July 15, 2009, the Company may redeem the Notes either in whole or, if in part, up to a maximum of $200 million in aggregate principal amount at their accreted value plus 1.0% of their principal amount, together with accrued and unpaid interest, if the terms, conduct or results of the Company’s cash tender offers for certain of the Company’s outstanding senior unsecured debt securities are not satisfactory to the Company in its sole judgment.

Upon the occurrence of a change of control, as defined in the Seventh Supplemental Indenture, the holders of the Notes will have the right to require the Company to purchase their Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. The Senior Debt Indenture and the Seventh Supplemental Indenture provide for customary events of default and further provide that either the trustee or the holders of not less than 25% in principal amount of the then-

outstanding Notes may declare the principal of and interest, including any additional interest, on all Notes to be due and payable, together with accrued interest upon the occurrence of certain events of default after expiration of any applicable grace period.

The Senior Debt Indenture and the Seventh Supplemental Indenture contain certain limitations on the ability of the Company and certain majority-owned subsidiaries to grant liens without equally and ratably securing the Notes or to enter into certain sale and lease-back transactions. These covenants are subject to a number of important exceptions and limitations, as further described in the Senior Debt Indenture and the Seventh Supplemental Indenture.

In connection with the issuance of the Notes, the Company also entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agrees to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) no later than 180 days after the closing of the offering of the Notes to allow holders of the Notes to exchange their Notes for an equal principal amount of notes with substantially identical terms, except that the notes issued in the exchange will generally be freely transferable under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company agrees, under various circumstances, to file a shelf registration statement with the SEC to cover resales of the Notes, as set forth in the Registration Rights Agreement. If the Company fails to satisfy the foregoing obligations, it will be required to pay additional interest as liquidated damages to the holders of the Notes. In the Registration Rights Agreement, the Company has agreed to indemnify the holders of the Notes and the initial purchasers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the holders of the Notes or the initial purchasers may be required to make in respect of those liabilities.

Until the Company registers the Notes under the Securities Act or exchanges the Notes for notes registered under the Securities Act, the Notes will be subject to restrictions on transferability and resale. The Company does not intend to apply for a listing of the Notes on any securities exchange or an automated dealer quotation system.

The description of the Notes, the Senior Debt Indenture and the Seventh Supplemental Indenture governing the Notes, and the Registration Rights Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of each of (i) the Senior Debt Indenture, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on November 15, 2004, (ii) the Seventh Supplemental Indenture, filed as Exhibit 4.1 hereto and (iii) the Registration Rights Agreement, filed as Exhibit 10.1 hereto, each of which is incorporated by reference herein.

Item 8.01	Other Events.

On June 15, 2009, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing issue of the Notes.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1: Seventh Supplemental Indenture, dated as of June 15, 2009, to the Senior Debt Indenture, dated as of November 12, 2004, creating a series of securities designated 10.0% Senior Notes Due 2017 (filed pursuant to Items 1.01 and 2.03).

Exhibit 10.1: Registration Rights Agreement, dated as of June 15, 2009, between the Company and Morgan Stanley and Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several initial purchasers (filed pursuant to Items 1.01 and 2.03).

Exhibit 99.1: Press Release, dated June 15, 2009 (filed pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: June 15, 2009	By:	/s/ Nicholas J. Camera
Nicholas J. Camera
Senior Vice President, General Counsel and Secretary

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